Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regard to the acquisition of Graystone Crossing (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, obtained the right to acquire through the assumption of a Purchase and Sales Agreement from a related party on September 26, 2014. The Operating Partnership completed the acquisition on September 26, 2014.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 gives effect to the acquisition of the Property as if it occurred on June 30, 2014. The Wheeler REIT column as of June 30, 2014 represents the actual balance sheet presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on August 14, 2014 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statements of operations for the Company and the Property for the six months ended June 30, 2014 and the year ended December 31, 2013 give effect to the Company's acquisition of the Property, as if it had occurred on the first day of the earliest period presented. The Wheeler REIT column for the six months ended June 30, 2014 represents the results of operations presented in the Company’s Form 10-Q. The Wheeler REIT column for the year ended December 31, 2013 represents the results of operations presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on March 21, 2014. The Property column includes the full period’s operating activity for the Property, as the Property was acquired subsequent to June 30, 2014 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and of the acquired Property. Since the acquisition transaction closed during the third quarter of 2014, the Property will be included in the consolidated financial statements included in the Company's Form 10-Q for the nine months ended September 30, 2014, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management's opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed consolidated financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on March 21, 2014 as part of its Form 10-K for the year ended December 31, 2013 and on August 14, 2014 as part of its Form 10-Q for the six months ended June 30, 2014.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2014
(unaudited)

	Wheeler	Pro Forma	Pro Forma
	REIT	Adjustments	Consolidated
	(A)	(B)
ASSETS:
Net investment properties	$100,553,283	$3,778,804	$104,332,087
Cash and cash equivalents	16,243,867	(1,400,000)	14,843,867
Tenant and other receivables	1,663,027	—	1,663,027
Deferred costs, reserves, intangibles and other assets	21,692,120	1,621,196	23,313,316

Total Assets	$140,152,297	$4,000,000	$144,152,297

LIABILITIES:
Mortgages and other indebtedness	$95,236,145	$4,000,000	$99,236,145
Below market lease intangibles	2,610,379	—	2,610,379
Accounts payable, accrued expenses and other liabilities	3,361,048	—	3,361,048

Total Liabilities	101,207,572	4,000,000	105,207,572

Commitments and contingencies	—	—	—

EQUITY:
Series A preferred stock	1,458,050	—	1,458,050
Series B convertible preferred stock	18,738,515	—	18,738,515
Common stock	74,218	—	74,218
Additional paid-in capital	28,092,906	—	28,092,906
Accumulated deficit	(16,274,152)	—	(16,274,152)
Noncontrolling interest	6,855,188	—	6,855,188

Total Equity	38,944,725	—	38,944,725

Total Liabilities and Equity	$140,152,297	$4,000,000	$144,152,297

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2014
(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated

	(A)	(B)	(C)
REVENUES:
Rental income	$5,948,100	$243,860	$(87,420)	(1)	$6,104,540
Tenant reimbursements and other income	1,349,746	66,849	—		1,416,595

Total Revenues	7,297,846	310,709	(87,420)		7,521,135

OPERATING EXPENSES AND CERTAIN
OPERATING EXPENSES OF THE ACQUIRED:
Property operating	1,832,219	77,500	—		1,909,719
Depreciation and amortization	3,521,546	—	91,064	(2)	3,612,610
Provision for credit losses	(28,032)	—	—		(28,032)
Corporate general & administrative	2,217,867	901	—		2,218,768

Total Operating Expenses and Certain Operating
Expenses of the Acquired	7,543,600	78,401	91,064		7,713,065

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	(245,754)	232,308	(178,484)		(191,930)

Interest expense	(2,905,575)	—	(91,000)	(3)	(2,996,575)

Net Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	$(3,151,329)	$232,308	$(269,484)		$(3,188,505)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2013
(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated

	(D)	(E)	(C)
REVENUES:
Rental income	$7,158,549	$460,469	$(204,896)	(1)	$7,414,122
Tenant reimbursements and other income	1,548,943	117,905	—		1,666,848

Total Revenues	8,707,492	578,374	(204,896)		9,080,970

OPERATING EXPENSES AND CERTAIN OPERATING
EXPENSES OF THE ACQUIRED:
Property operating	1,713,957	155,543	—		1,869,500
Depreciation and amortization	3,466,957	—	250,444	(2)	3,717,401
Provision for credit losses	106,828	—	—		106,828
Corporate general & administrative and other	5,297,166	792	—		5,297,958

Total Operating Expenses and Certain Operating
Expenses of the Acquired	10,584,908	156,335	250,444		10,991,687

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	(1,877,416)	422,039	(455,340)		(1,910,717)

Interest expense	(2,497,810)	—	(182,000)	(3)	(2,679,810)

Net Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	$(4,375,226)	$422,039	$(637,340)		$(4,590,527)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(unaudited)

Pro Forma Balance Sheet

A.	Reflects the unaudited condensed consolidated balance sheet of the Company as of June 30, 2014 included in the Company’s Form 10-Q for the six months ended June 30, 2014.

B.
Represents the estimated pro forma effect of the Company’s $5.4 million acquisition of the Property, assuming it occurred on June 30, 2014. The Company has initially allocated the purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.	Reflects the consolidated statement of operations of the Company for the six months ended June 30, 2014.

B.	Amounts reflect the historical operations of the Property for the six months ended June 30, 2014, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)
Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents interest expense on debt used to finance the acquisition, which accrues interest at a rate of 4.55% per annum and matures in October 2024.

D.	Reflects the consolidated statement of operations of the Company for the year ended December 31, 2013.

E.	Amounts reflect the historical operations of the Property for the year ended December 31, 2013, unless otherwise noted.